CHRISTOPHER NELSON

1182 CANOE POINT

DELRAY BEACH, FL 33444

July 17, 2014

Cyclone Power Technologies Inc.

Attn: Frankie Fruge / Board of Directors

601 NE 26th Ct.

Pompano Beach, FL 33480

Dear Ms. Fruge:

I hereby tender my resignation as President of cyclone Power Technologies, Inc. effective as of 5.:00pm EDT on July 17, 2014. I acknowledge that the last day for which I was on the cyclone payroll for receipt of salary was May 31, 2014. I am owed no salary from June 1 through July 17, 2014.

Thank you.

Sincerely,

Christopher Nelson